INDEPENDENT AUDITORS' CONSENT

The Board of Directors
American Technologies Group
We hereby consent to the incorporation by reference in the previously filed Registration Statements on Form S-8 (File Nos. 333-37016, 333-49605, 333-31157 and 333-92121) of our report dated November 30, 2001, except Note 15, as to which the date is January 18, 2002, appearing in the Annual Report on Form 10-KSB of American Technologies Group, Inc. and subsidiaries for the year ended July 31, 2001.



                                                     CORBIN & WERTZ
Irvine, California
January 18, 2002